SIDE AGREEMENT
                       --------------

      This Side Agreement (the "Agreement") is entered into as of the 29th day of October, 1996, by and among AMERCO, a Nevada corporation ("AMERCO"), Blue Ridge Investments, L.L.C., a Delaware limited liability company ("Blue Ridge"), and NationsBank Corporation, a Delaware corporation ("NationsBank").

      WHEREAS, AMERCO, Blue Ridge, and NationsBank have entered into certain agreements and transactions on August
30, 1996 and October 1, 1996 (the "Transaction");

      WHEREAS, pursuant to the Transaction, Blue Ridge purchased 100,000 shares of AMERCO's Series B Preferred
Stock (herein so called);

      WHEREAS, Blue Ridge (or any subsequent holder of the Series B Preferred Stock) has the right to convert, upon the occurrence of certain events described in the Certificate of Designation of Preferences and Rights of Series B Preferred Stock of AMERCO (the "Certificate of Designation"), all of the Series B Preferred Stock into 4,000,000 shares (subject to adjustment) of AMERCO's Series B Common Stock or all of the shares of capital stock of Picacho Peak Investment Co., a Nevada corporation ("Picacho");

      WHEREAS, Blue Ridge (or any subsequent holder of the Series B Preferred Stock) also has the right to convert the Series B Preferred Stock as described above on August 31, 1997 and during the first ten business days of each fiscal quarter beginning after August 31, 1997;

      WHEREAS, AMERCO is planning a public offering of its Common Stock;

      WHEREAS, AMERCO has advised Blue Ridge and NationsBank that the provisions of the Certificate of Designation permitting conversion of the Series B Preferred Stock into capital stock of Picacho on August 31, 1997 and during the first ten business days of each fiscal quarter beginning after August 31, 1997 would result in an adverse accounting treatment of the Transaction and hinder AMERCO's ability to successfully complete the public offering;

       WHEREAS,   Blue  Ridge  and  NationsBank  desire   to
facilitate  the  public  offering  by  entering  into   this
Agreement:

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Blue Ridge and NationsBank agree, that notwithstanding the provisions of Section 3(a) of the Certificate of Designation, neither party shall convert, pursuant to Section 3(a)(i) or Section 3(a)(ii) of the Certificate of Designation, the Series B Preferred Stock into any or all of the capital stock of Picacho. Nothing in this Agreement shall limit Blue Ridge's or NationsBank's ability to convert the Series B Preferred Stock into shares of AMERCO's Series B Common Stock or their ability to convert the Series B Preferred Stock into any or all of the capital stock of Picacho under any provision other than
Section  3(a)(i) or Section 3(a)(ii) of the  Certificate  of
Designation.

     2.        AMERCO, Blue Ridge and NationsBank agree, that in
addition   to  the  provisions  of  Section  3(a)   of   the
Certificate of Designation, Blue Ridge and NationsBank shall have the right to convert the Series B Preferred Stock into shares of AMERCO's Series B Common Stock on (i) May 1, 1997, and for 10 Business Days thereafter; and on (ii) the first day of each fiscal quarter of the Corporation occurring after May 1, 1997, and for 10 Business Days after the first day of each such fiscal quarter.

     3.        AMERCO, Blue Ridge and NationsBank agree that the
provisions   of   the  Summary  of  Indicative   Terms   and
Conditions, attached to that certain letter from NationsBank of Texas, N.A. to AMERCO, creating any obligation of the Arranger (as defined therein) to rebate any portion of its fees are hereby deleted, voided and rendered unenforceable.

     4. Blue Ridge and NationsBank agree that, as a condition of any transfer of the Series B Preferred Stock to a third party, such third party shall agree to be bound by the terms of this Agreement. Blue Ridge and NationsBank agree to the placement of the following legend on the stock certificate representing the Series B Preferred Stock:

        "The securities evidenced hereby are subject to the terms of that certain Side Agreement, dated October 29, 1996, which limits the ability of the holder of the securities to convert the securities into the capital stock of Picacho Peak Investment Co., a Nevada corporation."

     5. Blue Ridge and NationsBank agree to execute and deliver such further agreements and instruments, and take such further action as may be requested by AMERCO to carry out the provisions and purposes of this Agreement and to cause all subsequent holders of the Series B Preferred Stock to be bound by the terms of this Agreement.

The foregoing Agreement is hereby executed as of the date first above written.

                              AMERCO

                              By:  \s\ Edward J. Shoen
                                    ----------------------
                              Name:     Edward J. Shoen
                                    ----------------------
                              Title:President
                                    ----------------------
                              BLUE RIDGE INVESTMENTS, L.L.C.

                              By:  \s\ George C. Carp
                                    ----------------------
                              Name:     George C. Carp
                                    ----------------------
                              Title:Vice President-Finance
                                    ----------------------

                              NATIONSBANK CORPORATION

                              By:  \s\ Frank M. Johnson
                                    ----------------------
                              Name:     Frank M. Johnson
                                    ----------------------
                              Title:Senior Vice President
                                    ----------------------